                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF DESIGNATION OF
                 JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK
                            Par Value $.01 Per Share

                                       OF

                         THE GENLYTE GROUP INCORPORATED
                    ----------------------------------------

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware
                    ----------------------------------------


       WE  THE  UNDERSIGNED,  Larry  K.  Powers  and  Daniel  R.  Fuller,  being respectively  the  President  and  Chief  Executive  Officer  and the  Assistant
Secretary and General Counsel of The Genlyte Group Incorporated (the "Corporation"), do hereby certify:

       1. The name of the Corporation is THE GENLYTE GROUP INCORPORATED

       2. The Certificate of Designation of the Corporation was filed with the Secretary of State of the State of Delaware on August 30, 1989.

       3. Section 1 of the Certificate of Designation of the Corporation is hereby amended as follows:

          "Section 1. Designation and Amount.

          The shares of such series shall be designated as Junior Participating Cumulative Preferred Stock, $.01 Par Value (the "Preferred Stock") and the number of shares constituting such series shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants to purchase, or upon the conversion of any outstanding securities issued by the Corporation convertible into, Preferred Stock."

       4. The amendment referred to herein was authorized by resolution duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on September 13, 1999, at which a quorum was present and acting throughout.

       IN WITNESS WHEREOF, we have signed this Certificate this 13th day of September, 1999, and we affirm the statements contained herein are true under the penalties of perjury.


                                    /s/ Larry K. Powers
                                    --------------------------------------------
                                    Name:  Larry K. Powers
                                    Title: President and Chief Executive Officer


                                    /s/ Daniel R. Fuller
                                    --------------------------------------------
                                    Name:  Daniel R. Fuller
                                    Title: Assistant Secretary and General
                                           Counsel